Exhibit 99.1

iCAD Appoints Stacey Stevens as President

Appointment establishes executive infrastructure to enhance strategic and operational momentum and capitalize on significant growth opportunities

Announcement follows pivotal FDA clearance and successful U.S. commercial launch of ProFound AI™ for digital breast tomosynthesis along with strong financial results reported on recent fourth quarter 2018 earnings call

Expands upon Ms. Stevens’ prior commercialization & strategy acumen and more than 20 years of executive-level healthcare experience to include broader operational management responsibilities and drive the next phase of growth and innovation at iCAD

NASHUA, N.H. (March 28, 2019) – iCAD, Inc. (NASDAQ: ICAD), a global medical technology leader providing innovative cancer detection and therapy solutions, today announced that Stacey Stevens has been named President. As President, Ms. Stevens will have expanded global P&L responsibility and focus on the Company’s day-to-day operations and timely execution of key business initiatives.

“As we continue to build our commercial momentum with ProFound AI, strengthen our market-leading position in clinical artificial intelligence (AI) solutions, and capitalize on increasing market demand, the Board of Directors concluded that Stacey is well-positioned to drive iCAD’s continued success based on her impressive track record of strategic, commercial and increasingly operational accomplishments,” said Michael Klein, Chairman and CEO of iCAD. “Stacey’s deep expertise in bringing revolutionary cancer detection and therapy solutions to market, results-oriented achievements, and timely execution of key business initiatives strongly positions her to serve in this expanded role and execute our growth-oriented priorities.”

“With Stacey in this important operational leadership role, I will be increasingly able to expand upon our key strategic imperatives, many of which were outlined on our recent earnings call. These include the expansion of our ProFound platform offering, movement into new applications such as risk prediction, acceleration of our ProFound cloud-based AI launch, and the targeted expansion of additional clinical AI solutions, both within and beyond breast cancer detection,” added Mr. Klein. “With this appointment, we will be in an even stronger position to transition iCAD into a broad-spectrum clinical AI provider, utilizing both our expanded global commercial infrastructure and working with targeted strategic partners.”

“iCAD’s revolutionary product portfolio is transforming cancer care, saving lives, and reducing healthcare costs by decreasing unnecessary procedures and streamlining workflow. I am honored to lead the Company at this time of tremendous opportunity and look forward to continuing to work with our talented and passionate employees to build upon our emerging momentum, advance our strategic goals, and drive long-term growth and value creation,” said Stacey Stevens, President of iCAD.

Since joining the company in 2006, Ms. Stevens has held several senior executive-level roles with increasing responsibility and has most recently served as Executive Vice President & Chief Strategy and Commercial Officer. Under her leadership, the Company has successfully launched leading-edge products within its cancer detection and therapy businesses, formalized its partnership with lead breast cancer researchers at the renowned Karolinska Institutet, accelerated development of an artificial intelligence-based risk prediction offering, and deployed a strong commercial organization to drive future growth.

Ms. Stevens brings more than 20 years of global business development, sales and marketing leadership experience with distinguished organizations such as Philips Medical Systems, Agilent Technologies and Hewlett Packard’s Healthcare Solutions Group to iCAD. Prior to her tenure at iCAD, she held the position of Vice President, Marketing Planning at Philips Medical Systems, where she was responsible for the leadership of all global marketing planning functions for Philips’ Healthcare Business. From 2003 to 2005, she was Vice President of Marketing for the Cardiac and Monitoring Systems Business Unit of Philips where she was responsible for all marketing and certain direct sales activities for the America’s Field Operation. Prior to that, Ms. Stevens held several key marketing management positions in the Ultrasound Business Unit of Hewlett-Packard/Agilent and Philips Medical Systems. Ms. Stevens earned a Bachelor of Arts Degree in Political Science from the University of New Hampshire, and an MBA from Boston University’s Graduate School of Management.

About iCAD, Inc.

Headquartered in Nashua, NH, iCAD is a global medical technology leader providing innovative cancer detection and therapy solutions. For more information, visit www.icadmed.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the Company’s ability to achieve business and strategic objectives, improve its market position, expand into new applications, reduce health care costs, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, product market acceptance, possible technological obsolescence of products, increased competition, litigation and/or government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “would”, “could”, “consider”, “project”, “estimate”, “will”, “continue”, “anticipate”, “likely”, “seek”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, including the 10-K for the year ended December 31, 2017, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Contact:

Media Inquiries:

ARPR, on behalf of iCAD, Inc.

Paul Barren, +1 (855) 300-8209

paul@arpr.com

Investor Relations:

LifeSci Advisors

Jeremy Feffer, +1 (212) 915-2568

jeremy@lifesciadvisors.com